Exhibit 99.1

Elevai Labs Enters into Licensing Agreement with Yuva Biosciences to Combine Exosome and Mitochondrial Technologies to Develop New Aesthetics Products

NEWPORT BEACH, Calif., Nov. 29, 2023 (GLOBE NEWSWIRE) -- Elevai Labs, Inc. (Nasdaq: ELAB) a medical aesthetic company specializing in physician-dispensed skincare, today announced that they have signed a licensing agreement with Yuva Biosciences, Inc. to research and develop means to incorporate Yuva Bioscience’s mitochondrial research with ELEVAI’s PREx™ (Precision Regenerative Exosome Technology™) to potentially develop topical skincare formulations that combine mitochondrial biology with Elevai’s human umbilical mesenchymal stem cell derived exosomes.

Elevai currently markets its proprietary ELEVAI E-Series which are peri-procedure topical exosome skincare products. Yuva Biosciences utilizes mitochondrial science to address signs of aging of hair, scalp, and skin. Yuva Biosciences has built a platform that includes a leading-edge AI model to rapidly screen huge numbers of natural compounds for their effectiveness in improving mitochondrial health.

“We are excited to partner with Yuva Biosciences in order to begin research and development of products that may incorporate the power of mitochondrial technology to further advance the potential of Elevai exosomes to address cosmetic skin and hair concerns associated with signs of aging,” said Jordan R. Plews PhD and CEO of ELEVAI Labs.

“YuvaBio, in partnership with Elevai, is researching topical cosmetic applications that may limit the appearance of human aging and we believe this research and development partnership has the potential to commercialize new cosmetics not found elsewhere,” commented Keshav K. Singh, PhD, Scientific Founder of Yuva Biosciences.

About ELEVAI Labs

ELEVAI Labs Inc. is a medical aesthetics company developing cutting-edge physician-dispensed skin care applications. The company solves unmet needs in the medical aesthetics space through a combination of cutting-edge science-driven and next-generation consumer applications. ELEVAI Labs develops topical aesthetic skin care cosmetic products for the physician-dispensed market, with a focus on leveraging a proprietary stem cell exosome technology. For more information visit www.elevaiskincare.com.

About Yuva Biosciences

Yuva Biosciences is an anti-aging company harnessing the cutting edge of mitochondrial science to develop cosmeceuticals as well as pharmaceuticals targeted at aging-related hair loss, wrinkled skin, and multiple other aging-related conditions. The Company’s Scientific Founder and Chief Scientific Advisor, Keshav K. Singh, Ph.D., is a world leader in the field of mitochondrial biology and genetics and its role in health, disease, and aging. Dr. Singh is the Joy and Bill Harbert Endowed Chair and Professor of Genetics, Pathology and Dermatology at the University of Alabama at Birmingham, and the founding editor-in-chief of the Mitochondrion journal published by Elsevier. Yuva Biosciences is headquartered in Birmingham, Alabama. For more information visit www.yuvabio.com.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected research & development and production targets; (ii) changes in applicable laws or regulations; and (iii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC"). These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

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